EXHIBIT 32.2

                   Certification of Periodic Financial Report
                       Pursuant to 18 U.S.C. Section 1350

For purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, Joe F. Ogburn, the chief financial officer of RSI Holdings, Inc. (the "Company"), hereby certifies that, to his knowledge:

(i) the Quarterly Report on Form 10-QSB of the Company for the quarter ended November 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: January 12, 2005


/s/ Joe F. Ogburn
-----------------------------------------------------
Joe F. Ogburn
Secretary, Treasurer and
Chief Financial Officer



A signed original of this written statement required by Section 906 has been provided to RSI Holdings, Inc. and will be retained by RSI Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.